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                                                                    EXHIBIT 99.2

                       NINTH AMENDMENT TO RIGHTS AGREEMENT
                           DATED AS OF OCTOBER 6, 1998

                  This Ninth Amendment (the "Ninth Amendment") to Rights Agreement is made and entered into as of July 30, 2003, and amends that certain agreement entered into by and between The Sports Club Company, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Company, a New York corporation (the "Rights Agent"), dated as of October 6, 1998, as amended by (a) First Amendment to Rights Agreement dated as of February 18, 1999, (b) Second Amendment to Rights Agreement dated as of July 2, 1999, (c) Third Amendment to Rights Agreement dated as of April 27, 2000, (d) Fourth Amendment to Rights Agreement dated as of June 27, 2001, (e) Fifth Amendment to Rights Agreement dated as of September 6, 2002, (f) Sixth Amendment to Rights Agreement dated as of March 5, 2003, (g) Seventh Amendment to the Rights Agreement dated as of April 14, 2003, and (h) Eighth Amendment to the Rights Agreement dated as of May 30, 2003 (as so amended, the "Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Rights Agreement.

                                 R E C I T A L S

                  WHEREAS, on September 29, 1998, the Board of Directors of the Company (the "Board") authorized and declared a dividend of one preferred share purchase right for each Common Share of the Company outstanding on October 6, 1998, each Right representing the right to purchase one five-hundredth of a Preferred Share upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date;

                  WHEREAS, the Company and the Rights Agent entered into the Rights Agreement as of October 6, 1998, and thereafter amended said Agreement on the dates set forth in the first paragraph of this Ninth Amendment;

                  WHEREAS, on December 10, 2002, the Board approved the creation of a special committee thereof (the "Special Committee") to investigate various strategic alternatives for the Company, including the possibility of a "going private" transaction in which certain of Millennium Entertainment Partners, L.P., D. Michael Talla, Rex A. Licklider and Kayne Anderson Capital Advisors, and their respective Affiliates (collectively, the "Principal Shareholders") would participate (the "Proposed Transaction").

                  WHEREAS, the Principal Shareholders entered into a "Term Sheet for Proposed Funding for The Sports Club Company, Inc. Transaction" (the "Term Sheet")

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with Palisade Concentrated Equity Partnership, L.P. on March 31, 2003, the
public announcement of which on April 3, 2003 may have constituted a 28% Ownership Date;

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                  WHEREAS, the Principal Stockholders entered into an "Amended and Restated Term Sheet for Proposed Funding for The Sports Club Company, Inc. Transaction Dated as of April 9, 2003 (amending and restating that certain Term Sheet dated as of March 31, 2003)" (the "Amended Term Sheet");

                  WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby amend the Rights Agreement as follows:

                  1. The definitions of "Beneficial Owner" and "Beneficially Owned" set forth in Section 1 of the Rights Agreement are hereby amended by deleting the existing proviso immediately following the semi-colon set forth in clause (iv) thereof and by adding the following proviso:

                  provided, however, that from March 5, 2003 until September 30, 2003, no securities shall be deemed to be beneficially owned by any person solely pursuant to this clause (iv) in connection with (a) any non-binding arrangement or understanding with respect to the securities of the Company owned by the Principal Shareholders, as defined in the recitals to the Ninth Amendment, that results from discussions or negotiations regarding the Proposed Transaction, as long as such arrangement or understanding relates to a transaction that is intended to be proposed to the Special Committee, or (b) the Term Sheet or Amended Term Sheet, including any amendments or changes thereto, so long as the amendments or changes are approved, in advance of their adoption, by the Special Committee;

                  2. No Other Changes. Except as expressly set forth in this Amendment, the terms of the Rights Agreement shall continue in full force and effect in accordance with its terms.

                  3. Miscellaneous. This Amendment (together with the Rights Agreement) represents the entire agreement and understanding between the parties hereto with respect to this Amendment and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Paragraph headings appearing in this Amendment are for the convenience of the parties and shall not be considered in interpreting or construing any term or provision hereof.
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       [Balance of Page Intentionally Left Blank; Signature Page Follows]

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment on the date first written above.

                                         Company:

                                         THE SPORTS CLUB COMPANY, INC.
Attest:

/s/ Lois Barberio                        By: /s/ Rex A. Licklider
----------------------------                 -----------------------------------
Name:  Lois Barberio                         Name: Rex A. Licklider
Title: Secretary                             Title: Co-Chief Executive Officer

                                         Trustee:

                                         AMERICAN STOCK TRANSFER &

                                         COMPANY


                                         By: /s/ Herbert J. Lemmer
                                             -----------------------------------
                                             Name: Herbert J. Lemmer
                                             Title: Vice President